SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 24, 2003

HORIZON GROUP PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-24123	38-3407933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4200 Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 917-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  Other Events

On April 25, 2003, Horizon Group Properties, Inc. (the “Company”) announced that it had closed on a $3.1 million loan for the construction of Phase II of its outlet center in Tulare, California.  The loan will convert into a permanent loan maturing in August 2009 upon completion of the retail expansion.  The loan will bear interest at the greater of LIBOR plus 300 basis points or 5.5%.  The loan is being made by an affiliate of Howard M. Amster a significant shareholder of the Company and a limited partner in Horizon Group Properties, L.P.  Mr Amster is also a director of the Company.

The press release announcing this transaction is attached hereto as Exhibit 99.3  The respective loan documents are also attached hereto as exhibits.

ITEM 7.  Exhibits.

(c)           Exhibits.

Exhibit Number	Description
10.83	Construction and Term Loan Agreement dated as of April 24, 2003 by and between Horizon Group Properties, L.P. and Amster Trading Company Charitable Remainder Unitrust dated March 10, 2003

10.84	Promissory Note dated April 24, 2003 between Horizon Group Properties, L.P. and Amster Trading Company Charitable Remainder Unitrust dated March 10, 2003

10.85

Construction Deed of Trust, Security Agreement, Financing Statement and Fixture Filing (with Assignment of Rents) dated as of April 24, 2003 be and among Horizon Group Properties, L.P., First American Title and Amster Trading Company Charitable Remainder Unitrust dated March 10, 2003

10.86	Guaranty of Payment and Completion dated as of April 24, 2003 by Horizon Group Properties, Inc. to and for the benefit of Amster Trading Company Charitable Remainder Unitrust dated March 10, 2003

10.87

Environmental Indemnity Agreement dated as of April 24, 2003 by Horizon Group Properties, L.P. and Horizon Group Properties, Inc. to and for the benefit of Amster Trading Company Charitable Remainder Unitrust dated March 10, 2003

99.3	Press release issued by the Company on April 25, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GROUP PROPERTIES, INC.

Date: April 28, 2003	By:	/s/ David R. Tinkham
	Name:	David R. Tinkham
	Title:	Chief Financial Officer and Secretary